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                                                                     Exhibit 4.1

                            MATTSON TECHNOLOGY, INC.

                            SHARE PURCHASE AGREEMENT

         This Share Purchase Agreement (this "Agreement"), is made and entered into as of the __ day of April, 2002, by and among Mattson Technology, Inc., a Delaware corporation (the "Company"), and the undersigned purchaser (the "Purchaser").

1.       Authorization of Sale of the Shares

         Subject to the terms and conditions of this Agreement, as part of this offering (this "Offering"), the Company has authorized the sale of up to Seven Million Four Hundred Thousand (7,400,000) shares (the "Shares") of common stock, par value $0.001 per share (the "Common Stock"), of the Company.

2.       Agreement to Sell and Purchase the Shares

         2.1 Purchase and Sale

         Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase, and the Company agrees to sell and issue to the Purchaser, at the Closing (as defined below), _______ of the Shares (the "Purchaser's Shares"). Up to the remaining number of Shares available for purchase under this Offering may be purchased by other investors (the "Other Purchasers" and collectively with the Purchaser, the "Purchasers") pursuant to purchase agreements substantially similar in form to this Agreement (collectively, such other purchase agreements and this Agreement are referred to as the "Purchase Agreements").

         2.2 Purchase Price

         The purchase price of each Share shall be $__________ (the "Per Share Price"). The Company shall not, during the period beginning on the date of this Agreement and ending ninety (90) days after the Closing Date (as defined below), without adjusting the price per Share hereunder accordingly, sell or issue or enter into an agreement to sell or issue (i) shares of Common Stock at a price per share of less than the Per Share Price, except (A) issuances of shares of Common Stock pursuant to the exercise of either options or warrants that were issued prior to January 1, 2002 or options that were issued or granted in the ordinary course of business to employees or non-employee service providers (including those issued after the date of this Agreement in accordance with (ii) below) pursuant to the Company's stock option plans, and (B) issuances of shares of Common Stock in the ordinary course of business to employees pursuant to the Company's stock purchase plan (the Company's stock option and stock purchase plans are, together, the "Stock Plans") or (ii) options, warrants or any other securities that can be converted into, or otherwise exchanged for, shares of Common Stock at a conversion, exchange or exercise price per share of less than the Per Share Price, except grants to employees and consultants of the Company of options to purchase up to an aggregate of 1,200,000 shares of Common Stock in which the exercise price for each such option granted to an employee or consultant is equal to or greater than the closing price of the Common Stock traded on the NASDAQ stock market system on the day of grant of such option. In the event the Company

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sells or issues, or enters into an agreement to sell or issue, shares of Common
Stock, options, warrants or other securities that requires adjustment to the price per share hereunder in accordance with the previous sentence, the Company shall, within ten (10) business days of such sale or issuance, pay to the Purchaser a cash amount equal to the number of Purchaser's Shares multiplied by the difference between the Per Share Price and the per share price paid or to be paid upon such sale or issuance or agreement to sell or issue.

3.       Delivery of the Shares at the Closing

         (a) The completion of the purchase and sale of the Shares (the "Closing") shall occur at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto California 94304, as soon as practicable and as agreed by the parties hereto following notification by the Securities and Exchange Commission (the "Commission") to the Company of the Commission's willingness to declare effective the registration statement to be filed by the Company pursuant to Section 7.1 hereof (the "Registration Statement") at a time (the "Closing Date") to be agreed upon by the Company and Bear Stearns & Co. Inc. (the "Placement Agent") and of which the Purchasers will be notified by facsimile transmission or otherwise.

         (b) At the Closing, the Company shall authorize its transfer agent (the "Transfer Agent") to issue to the Purchaser one or more stock certificates, as designated by the Purchaser, registered in the name of the Purchaser, or in such nominee name(s) as designated by the Purchaser in writing, representing the Purchaser's Shares. The Company will deliver such certificate(s) (the "Certificates") against delivery of payment for the Purchaser's Shares by the Purchaser. Prior to the Purchaser's delivery of payment for the Purchaser's Shares, the Company will deliver via facsimile a copy of the Certificates to be delivered upon Closing to the office of the Purchasers (at the fax number indicated on the signature pages attached hereto).

         (c) The Company's obligation to complete the purchase and sale of the Purchaser's Shares shall be subject to the following conditions, any one or more of which may be waived by the Company:

             (i) receipt by the Company of same-day funds in the full amount of the purchase price for the Purchaser's Shares being purchased under this Agreement; and

             (ii) the accuracy in all material respects of the representations and warranties made by the Purchaser and the fulfillment in all material respects of those undertakings of the Purchaser to be fulfilled before the Closing.

         (d) The Purchaser's obligation to accept delivery of such stock certificates and to pay for the Purchaser's Shares evidenced by the Certificates shall be subject to the following conditions, any one or more of which may be waived by the Purchaser with respect to the Purchaser's obligation:

             (i) the representations and warranties made by the Company in this Agreement shall be accurate in all material respects and the undertakings of the Company shall have been fulfilled in all material respects on or before the Closing;

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            (ii)  the Company shall have delivered to the Purchaser a
certificate executed by the president and the chief financial officer of the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Purchaser, to the effect that the representations and warranties of the Company set forth in Section 4 hereof are true and correct in all material respects as of the date of this Agreement and as of the Closing Date, and that the Company has complied with all the agreements and satisfied all the conditions in this Agreement on its part to be performed or satisfied on or before the Closing Date;

            (iii) the Company shall have delivered to the Purchasers and the Placement Agent a legal opinion in a form reasonably acceptable to the Purchaser and the Placement Agents;

            (iv) the Company shall have obtained gross proceeds of at least Twenty Five Million Dollars ($25,000,000) from the sale of the Shares at the Closing pursuant to this Offering;

            (v) the Commission shall have notified the Company of the Commission's willingness to declare the Registration Statement effective; and

            (vi) the Closing shall have occurred no later than one hundred twenty (120) days after the date hereof.

4.    Representations, Warranties and Covenants of the Company

      Except as set forth on the Schedule of Exceptions delivered to the Purchaser and signed by the Company's Chief Financial Officer, the Company hereby represents, warrants and covenants to the Purchaser as follows (which representations, warranties and covenants shall be deemed to apply, where appropriate, to each subsidiary of the Company):

      4.1   Organization and Qualification

      The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not, singly or in the aggregate, materially and adversely affect the business, financial condition, properties, operations, assets or business affairs or prospects in the year 2002 of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect").

      4.2   Capitalization

      (a) The authorized capital stock of the Company consists of 120,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock.

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         (b) As of the date of this Agreement, the issued and outstanding capital stock of the Company consists of 37,118,222 shares of Common Stock (excluding any shares issued upon the exercise of stock options after March 15, 2002). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and have not been issued in violation of or are not otherwise subject to any preemptive or other similar rights.

         (c) The Company has reserved 8,934,000 shares of Common Stock for issuance upon the exercise of stock options granted or available for future grant under the Company's Stock Plans.

         (d) Up to 3,482,000 shares of Common Stock may be issued upon conversion of outstanding indebtedness owed to STEAG Electronic Systems AG ("SES").

         With the exception of the foregoing, there are no outstanding subscriptions, options, warrants, convertible or exchangeable securities or other rights granted to or by the Company to purchase shares of Common Stock or other securities of the Company and, except as provided in connection with this financing, there are no current commitments to issue any shares of Common Stock or any security convertible into or exchangeable for Common Stock. Each of SES and the Company's executive officers and directors has executed a lock-up agreement in the form previously furnished to the Purchaser.

         4.3 Issuance, Sale and Delivery of the Shares

         (a) The Shares have been duly authorized for issuance and sale to the Purchasers pursuant to the Purchase Agreements and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in this Agreement, will be validly issued and fully paid and nonassessable and free and clear of all pledges, liens and encumbrances. The certificates evidencing the Shares are in due and proper form under Delaware law.

         (b) The issuance of the Shares is not subject to preemptive or other similar rights except such as have been waived or complied with. No further approval or authority of the shareholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares to be sold by the Company as contemplated in the Purchase Agreements.

         (c) Subject to the accuracy of the Purchasers' representations and warranties in Section 5 of this Agreement, the offer, sale, and issuance of the Shares in conformity with the terms of this Agreement constitute transactions exempt from the registration requirements of Section 5 of the Securities Act and from the registration or qualification requirements of the laws of any applicable state or United States jurisdiction.

         4.4 Financial Statements

         The financial statements included (as exhibits or otherwise) in the Company Documents (as defined below) present fairly the financial position of the Company as of the dates indicated and the results of their operations for the periods specified. Except as otherwise stated in such Company Documents, such financial statements have been prepared in conformity with generally

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accepted accounting principles applied on a consistent basis, and any supporting schedules included with the financial statements present fairly the information stated in such schedule and reflected in the financial statements. The financial and statistical data set forth in the Company Documents were prepared on an accounting basis consistent with such financial statements.

         4.5 No Material Change

         Since December 31, 2001, (i) the Company has not incurred any liabilities or obligations, indirect, or contingent, or entered into any verbal or written agreement or other transaction that was not in the ordinary course of business or that would have a Material Adverse Effect on the Company; (ii) the Company has not sustained any material loss or interference with its businesses or properties from fire, flood, windstorm, accident or other calamity not covered by insurance; (iii) the Company has not paid or declared any dividends or other distributions with respect to its capital stock and the Company is not in default in the payment of principal or interest on any outstanding debt obligations; (iv) other than in connection with grants or exercises of stock options or issuances of shares to its employees under the Company's Stock Plans, there has not been any change in the capital stock of the Company or increase in indebtedness material to the Company; (v) the Company has not incurred or sustained any other event or change that would have a Material Adverse Effect on the Company; and (vi) the Company has conducted its business only in the ordinary course of business in accordance with past practice.

         The Company has no material contingent obligations, except as set forth in the financial statements included in the Company Documents.

         4.6 Environmental

         Except as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect,

         (a) the Company is in compliance with all applicable Environmental Laws (as defined below);

         (b) the Company has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with the requirements of such permits authorizations and approvals, except where the failure to comply would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect;

         (c) there are no pending or, to the best knowledge of the Company, threatened Environmental Claims (as defined below) against the Company; and

         (d) under applicable law, to the Company's knowledge, there are no circumstances with respect to any property or operations of the Company that are reasonably likely to form the basis of an Environmental Claim against the Company.

         For purposes of this Agreement, the following terms shall have the following meanings: "Environmental Law" means any United States (or other applicable jurisdiction's) Federal, state, local or municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law

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and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment binding on the Company, relating to the environment, health, safety or any chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority. "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law.

         4.7  No Defaults

         The Company is not in violation of its certificate of incorporation or bylaws or in material default in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, deed, trust, note, lease, sublease, voting agreement, voting trust, or other instrument or material agreement to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject.

         4.8  Labor Matters

         No labor dispute with the employees of the Company exists or, to the best knowledge of the Company, is imminent, which would reasonably likely result in a Material Adverse Effect.

         4.9  No Actions

         There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company which, singly or in the aggregate, might reasonably be expected to have a Material Adverse Effect and/or which might materially and adversely affect the consummation of this Agreement, nor, to the best knowledge of the Company, is there any reasonable basis therefor. The Company is not in default with respect to any judgment, order or decree of any court or governmental agency or instrumentality which, singly or in the aggregate, would have a Material Adverse Effect on the Company.

         4.10 Intellectual Property

         (a) The Company, to the best of its knowledge in the course of diligent inquiry (which shall be deemed to exclude any patent searches not actually conducted), owns or is licensed to use all patents, patent applications, inventions, trademarks, trade names, applications for registration of trademarks, service marks, service mark applications, copyrights, know-how, manufacturing processes, formulae, trade secrets, licenses and rights in any thereof and any other intangible property and assets that are material to the business of the Company as now conducted and as proposed to be conducted in the year 2002 (in this Agreement called the "Proprietary Rights"), or is seeking, or will seek, to obtain rights to use such Proprietary Rights that are material to the business of the Company as proposed to be conducted in the year 2002.

         (b) The Company does not have any knowledge of, and the Company has not given or received any notice of, any pending conflicts with or infringement of the rights of others with

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respect to any Proprietary Rights or with respect to any license of Proprietary
Rights which are material to the business of the Company.

         (c) No action, suit, arbitration, or legal, administrative or other proceeding, or investigation is pending, or, to the best knowledge of the Company, threatened, which involves any Proprietary Rights and which could reasonably be expected to have a Material Adverse Effect, nor, to the best knowledge of the Company, is there any reasonable basis therefor.

         (d) The Company is not subject to any judgment, order, writ, injunction or decree of any court or any Federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator, and has not entered into or is not a party to any contract which restricts or impairs the use of any such Proprietary Rights in a manner which would have a material adverse effect on the use of any of the Proprietary Rights.

         (e) The Company has not received written notice of any pending conflict with or infringement upon any third-party proprietary rights, which could reasonably be expected to have a Material Adverse Effect.

         (f) The Company has not entered into any consent, indemnification, forbearance to sue or settlement agreement with respect to Proprietary Rights other than in the ordinary course of business.

         (g) The Company has complied, in all material respects, with its obligations relating to the protection of the Proprietary Rights which are material to the business of the Company used pursuant to licenses.

         (h) To the best knowledge of the Company, no person is infringing on or violating the Proprietary Rights, which infringement or violation could reasonably be expected to have a Material Adverse Effect.

         4.11 Permits

         The Company possesses and is operating in compliance with all material licenses, certificates, consents, authorities, approvals and permits from all state, federal, foreign and other regulatory agencies or bodies necessary to conduct the businesses now operated by it, except where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect and the Company has not received any notice of proceedings relating to the revocation or modification of any such permit or any circumstance which would lead it to believe that such proceedings are reasonably likely which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

         4.12 Due Execution, Delivery and Performance

         (a) This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy,

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insolvency, reorganization, moratorium or similar laws affecting creditors'
rights generally and except as enforceability may be subject to general principals of equity and except as indemnification provisions herein may be held violative of public policy and legality unenforceable.

         (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in this Agreement and the fulfillment of the terms of this Agreement, including the sale, issuance and delivery of the Shares, (i) have been duly authorized by all necessary corporate action on the part of the Company, its directors and stockholders; (ii) will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any contract, indenture, mortgage, loan agreement, deed, trust, note, lease, sublease, voting agreement, voting trust or other instrument or agreement to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject and in each case which would reasonably likely have a Material Adverse Effect;
(iii) will not trigger anti-dilution rights or other rights to acquire additional equity securities of the Company except for those which have been waived or complied with; and (iv) will not result in any violation of the provisions of the certificate of incorporation or bylaws of the Company or any applicable statute, law, rule, regulation, ordinance, decision, directive or order and in each case which would reasonably likely have a Material Adverse Effect.

         4.13 Properties

         The Company has good and marketable title to its properties, free and clear of all material security interests, mortgages, pledges, liens, charges, encumbrances and claims of record. The properties of the Company are, in the aggregate, in good repair (reasonable wear and tear excepted), and suitable for their respective uses. Any real property held under lease by the Company is held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the conduct of the business of the Company. The Company owns or leases all such properties as are necessary to its business or operations as now conducted.

         4.14 Compliance

         The Company has conducted and, to its knowledge, is conducting its business in compliance with all applicable Federal, state, local and foreign statutes, laws, rules, regulations, ordinances, codes, decisions, decrees, directives and orders, except where the failure to do so would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         4.15 Security Measures

         The Company takes reasonable security measures designed to enable the Company to assert trade secret protection in its non-patented technology for which the Company can obtain trade secret protection.

         4.16 Contributions

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         To the best of the Company's knowledge, neither the Company nor any employee or agent of the Company on the Company's behalf, has made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation.

         4.17 Use of Proceeds; Investment Company

         The Company intends to use the proceeds from the sale of the Shares for working capital and other general corporate purposes, including the possible repayment of debt. The Company is not now, and after the sale of the Shares under this Agreement and under all other agreements and the application of the net proceeds from the sale of the Shares described in the proceeding sentence will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         4.18 Prior Offerings

         All offers and sales of capital stock of the Company before the date of this Agreement were at all relevant times duly registered or exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") and were duly registered or subject to an available exemption from the registration requirements of the applicable state securities or Blue Sky laws, except for violations that would not have a Material Adverse Effect.

         4.19 Taxes

         The Company has filed all material tax returns required to be filed, which returns are true and correct in all material respects, and the Company is not in default in the payment of any taxes, including penalties and interest, assessments, fees and other charges, shown thereon due or otherwise assessed, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without interest which were payable pursuant to said returns or any assessments with respect thereto.

         4.20 Other Governmental Proceedings

         To the Company's knowledge, there are no rulemaking or similar proceedings before any Federal, state, local or foreign government bodies that involve the Company or that affect the particular industry in which the Company operates in a way that is materially different than other industries, which, if the subject of an action unfavorable to the Company, could involve a prospective Material Adverse Effect.

         4.21 Non-Competition Agreements

         To the knowledge of the Company, any full-time employee who has entered into any non-competition, non-disclosure, confidentiality or other similar agreement with any party other than the Company is neither in violation of nor is expected to be in violation of that agreement as a result of the business currently conducted or expected to be conducted by the Company or such person's performance of his or her obligations to the Company. The Company has not received written notice that any consultant or scientific advisor of the Company is currently in violation of any non-competition, non-disclosure, confidentiality or similar agreement.

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         4.22 Transfer Taxes

         On the Closing Date, all stock transfer or other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Purchaser's Shares to be sold to the Purchaser under this Agreement will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

         4.23 Insurance

         The Company maintains insurance of the type and in the amount that the Company reasonably believes is adequate for its business, including, but not limited to, insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

         4.24 Governmental/ Regulatory Consents

         No registration, authorization, approval, qualification or consent with or required by any court or governmental/ regulatory authority or agency is necessary in connection with the execution and delivery of this Agreement or the offering, issuance or sale of the Shares, except for any required filings with the Commission, in connection with any applicable State or Blue Sky law, or with Nasdaq or the National Association of Securities Dealers, Inc.

         4.25 Securities and Exchange Commission Filings

         The Company has timely filed with the Commission all documents required to be filed by the Company under the Securities Exchange Act of 1934, as amended (the "Exchange Act.")

         4.26 Additional Information

         The Company represents and warrants that the information contained in the following documents (the "Company Documents"), which will be provided to Purchaser before the Closing, is or will be true and correct in all material respects as of their respective final dates, and do not omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made and at the time that they were made, not misleading, as of their respective dates.

              (a) the Company's Annual Report on Form 10-K for the year ended December 31, 2001;

              (b) Notice of Annual Meeting of Shareholders and Proxy Statement for the Company's Annual Meeting held on May 16, 2001;

              (c) the Confidential Private Placement Memorandum, dated as of March 14, 2002, including all addenda and exhibits thereto, taken together (the "Private Placement Memorandum"); and

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              (d)  all other documents, if any, filed by the Company with the
Commission since September 30, 2001 pursuant to the reporting requirements of the Exchange Act.

         4.27 Contracts

         The contracts described in the Company Documents or incorporated by reference therein are in full force and effect on the date hereof, except for contracts the termination or expiration of which would not, singly or in the aggregate, have a Material Adverse Effect on the Company. Neither the Company nor, to the best knowledge of the Company, any other party is in material breach of or default under any such contracts.

         4.28 No Integrated Offering

         Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Shares to the Purchasers, except pursuant to this Agreement. The issuance of the Shares to the Purchasers will not be integrated with any other issuance of the Company's securities (past, current or future) for purposes of the Securities Act or any applicable rules of Nasdaq (or of any national securities exchange on which the Company's Common Stock is then traded), except where such action would not cause the representations set forth in Section 4.3(c) above to be untrue. The Company will not make any offers or sales of any security (other than the Shares) that would cause this Offering of the Shares to be integrated with any other offering of securities by the Company for purposes of any registration requirement under the Securities Act or any applicable rules of Nasdaq (or of any national securities exchange on which the Company's Common Stock is then traded), except where such action would not cause the representations set forth in Section 4.3(c) to be untrue.

         4.29 Listing of Shares

         On or prior to the Closing Date, the Company agrees to secure the listing of the Shares upon each national securities exchange or automated quotation system upon which shares of Common Stock are then listed and, so long as any Purchaser owns any of the Shares, shall maintain such listing of all Shares. The Company has taken no action designed to delist, or which is likely to have the effect of delisting, the Common Stock from any of the national securities exchange or automated quotation system upon which the shares of Common Stock are then listed.

         4.30 No Manipulation of Stock

         The Company has not taken and will not, in violation of applicable law, take any action outside the ordinary course of business designed to or that might reasonably be expected to cause or result in unlawful manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

         4.31 [Reserved]

         4.32 No Material Nonpublic Information

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         Immediately prior to the Closing, the Private Placement Memorandum, as supplemented, will include no material nonpublic information with respect to the Company.

         4.33 Reliance by Placement Agent

         The Company hereby acknowledges that the Placement Agent may rely on the representations, warranties and covenants set forth in this Agreement as if such representations, warranties and covenants were made to the Placement Agent directly.

5.       Representations, Warranties and Covenants of the Purchaser

         5.1 Securities Law Representations and Warranties

         The Purchaser represents, warrants and covenants to the Company as follows:

         (a) The Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Purchaser's Shares, including investments in securities issued by the Company, and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Purchaser's Shares.

         (b)  The Purchaser is acquiring the number of Shares set forth in
Section 2 above in the ordinary course of its business and for its own account for investment (as defined for purposes of the Hart-Scott-Rodino Antitrust Improvement Act of 1976 and the regulations thereunder) only, and has no present intention of distributing any of the Purchaser's Shares nor any arrangement or understanding with any other persons regarding the distribution of such Shares within the meaning of Section 2(11) of the Securities Act, other than as contemplated in Section 7 of this Agreement.

         (c) The Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Purchaser's Shares except in compliance with the Securities Act and the rules and regulations promulgated thereunder (the "Rules and Regulations").

         (d) The Purchaser has completed or caused to be completed the Stock Certificate Questionnaire and the Registration Statement Questionnaire, attached to this Agreement as Appendices I and II, for use in preparation of the Registration Statement (as defined in Section 7.1 below), and the answers to the Questionnaires are true and correct as of the date of this Agreement and will be true and correct as of the effective date of the Registration Statement; provided that the Purchaser shall be entitled to update such information by providing notice thereof to the Company before the effective date of such Registration Statement.

         (e) The Purchaser has, in connection with its decision to purchase the Purchaser's Shares, relied solely upon the Company Documents and the representations and warranties of the Company contained in this Agreement.

         (f) The Purchaser is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

         (g) The Purchaser understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act, the Rules and Regulations and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Shares.

         (h) Until the filing of the Registration Statement, the Purchaser agrees with the Placement Agent and the Company to keep confidential all information concerning this private placement. The Purchaser understands that the information contained in the Private Placement Memorandum is strictly confidential and proprietary to the Company and has been prepared from the Company's publicly available documents and other information and is being submitted to the Purchaser solely for such Purchaser's confidential use. The Purchaser agrees to use the information contained in the Private Placement Memorandum for the sole purpose of evaluating a possible investment in the Shares and the Purchaser hereby acknowledges that it is prohibited from reproducing and distributing to third parties the Private Placement Memorandum, this Purchase Agreement, or any other offering materials or other information provided by the Company in connection with the Purchaser's consideration of its investment in the Company, in whole or in part, or divulging or discussing any of their contents to third parties. Further, the Purchaser understands that the existence, nature and content of all conversations and presentations, if any, regarding the Company and this offering must be kept strictly confidential. The Purchaser understands that the federal securities laws may impose restrictions on trading based on information regarding this offering. In addition, the Purchaser hereby acknowledges that unauthorized disclosure of information regarding this offering may cause the Company to violate Regulation FD and agrees not to engage in any such unauthorized disclosure. The restrictions in this paragraph shall cease upon the filing of the Registration Statement.

         (i) The Purchaser understands that its investment in the Shares involves a significant degree of risk and that the market price of the Common Stock has been and continues to be volatile and that no representation is being made as to the future value or trading volume of the Common Stock. The Purchaser has the knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares and has the ability to bear the economic risks of an investment in the Shares.

         (j) The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares.

         (k) The Purchaser understands that, until such time as the Registration Statement has been declared effective or the Shares may be sold pursuant to Rule 144(k) under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for the Shares):

          "The securities represented by this certificate were issued in a transaction that was not registered under the Securities Act of 1933, as amended or any state or other securities law. The securities may not be sold, pledged, transferred or assigned in the absence of an effective registration statement for the securities under said Act, or an opinion of counsel, in form, substance and scope reasonably acceptable to the Company, that registration is not required under said Act or unless sold pursuant to Rule 144 under said Act."

     5.2  Resales of Shares

     (a) The Purchaser hereby covenants with the Company not to make any sale of the Purchaser's Shares without satisfying the requirements of this Agreement, the Securities Act and the Rules and Regulations, including, in the event of any resale under the Registration Statement, the prospectus delivery requirements under the Securities Act, and the Purchaser acknowledges and agrees that such Shares are not transferable on the books of the Company pursuant to a resale under the Registration Statement unless the certificate submitted to the transfer agent evidencing the Purchaser's Shares is accompanied by a separate officer's certificate

          (i)   in the form of Appendix III to this Agreement;

          (ii) executed by an officer of, or other authorized person designated by, the Purchaser; and

          (iii) to the effect that (A) the Purchaser's Shares have been sold in accordance with the Registration Statement and (B) the requirement of delivering a current prospectus has been satisfied.

     (b) The Purchaser acknowledges that there may occasionally be times when the Company determines, in good faith following consultation with its Board of Directors or a committee thereof, that the use of the prospectus forming a part of the Registration Statement (the "Prospectus," as further defined in Section
7.3.1 below) should be suspended until such time as an amendment or supplement to the Registration Statement or the Prospectus has been filed by the Company and any such amendment to the Registration Statement is declared effective by the Commission, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act. The Purchaser hereby covenants that it will not sell any Shares pursuant to the Prospectus during the period commencing at the time at which the Company gives the Purchaser written notice of the suspension of the use of the Prospectus and ending at the time the Company gives the Purchaser written notice that the Purchaser may thereafter effect sales pursuant to the Prospectus. The Company may, upon written notice to the Purchasers, suspend the use of the Prospectus one or more times for up to an aggregate of sixty (60) days in any 365-day period (less the number of days in such 365-day period that the Purchasers must suspend their use of the Prospectus pursuant to the first sentence of this paragraph) based on the reasonable determination of the Company's Board of Directors that there is a significant business purpose for such determination, such as pending corporate developments, public filings with the Commission or similar events. The Company shall in no event be required to disclose the business purpose for which it has suspended the use of the Prospectus if the Company determines in its good faith judgment that the business purpose should remain confidential. In addition, the Company shall notify each Purchaser
(i) of any request by the Commission for an amendment or any supplement to such Registration Statement or any related prospectus, or any other information request by any other governmental agency directly relating to this Offering, and
(ii) of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or of any order preventing or suspending the use of any related prospectus or the initiation or threat of any proceeding for that purpose.

     (c) The Purchaser further covenants to notify the Company promptly of the sale of any of its Shares, other than sales pursuant to a Registration Statement contemplated in Section 7 of this Agreement or sales upon termination of the transfer restrictions pursuant to Section 7.4 of this Agreement.

     5.3  Due Execution, Delivery and Performance

     The Purchaser represents and warrants to the Company as follows:

     (a) The Purchaser has full right, power authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Purchaser and constitutes a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

     (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in this Agreement and the fulfillment of the terms of this Agreement have been duly authorized by all necessary corporate, agency or other action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Purchaser pursuant to, any contract, indenture, mortgage, loan agreement, deed, trust, note, lease, sublease, voting agreement, voting trust or other instrument or agreement to which the Purchaser is a party or by which it or any of them may be bound, or to which any of the property or assets of the Purchaser is subject, nor will such action result in any violation of the provisions of the charter or bylaws of the Purchaser or any applicable statute, law, rule, regulation, ordinance, decision, directive or order.

     5.4  Prohibition on Shorting

     The Purchaser represents, warrants and covenants to each of the Other Purchasers and the Company that the Purchaser, its affiliates and related entities, (a) has not held, is not currently holding and will not hold any (i) short positions in the Company's securities or (ii) put or other option to dispose of the Company's securities, and (b) has not entered into and will not enter into any transaction that has the effect of or is equivalent to selling short the Company's securities. The parties to this Agreement intend that each of the Purchasers and the Company be direct beneficiaries of the rights and benefits arising from the representations, warranties and covenants made by the Purchaser under this Section 5.4 and expressly acknowledge and agree that any such beneficiary may exercise and enforce such rights and benefits.

     5.5  Reliance by the Placement Agent

     The Purchaser hereby acknowledges that the Placement Agent may rely on the representations, warranties and covenants set forth in this Section 5 as if such representations, warranties and covenants were made to the Placement Agent directly.

6.   Survival of Representations, Warranties and Agreements.

     Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Purchaser in this Agreement and in the certificates for the Purchaser's Shares delivered pursuant to this Agreement shall survive the execution of this Agreement, the delivery to the Purchaser of the Purchaser's Shares being purchased and the payment therefor; provided, that the representations and warranties contained herein shall survive for a period of only two (2) years after the Closing Date.

7.   Form D Filing; Registration; Compliance with the Securities Act; Covenants

          7.1.1 Form D Filing; Registration of Shares

     The Company shall file in a timely manner a Form D relating to the sale of the Shares under this Agreement, pursuant to Securities and Exchange Commission Regulation D. In addition, the Company shall do the following:

     (a) within five (5) business days after the date hereof, prepare and file with the Commission a Registration Statement on Form S-3 relating to the sale of the Shares by the Purchasers from time to time on the Nasdaq National Market (or the facilities of any national securities exchange on which the Company's Common Stock is then traded) or in privately negotiated transactions (the "Registration Statement");

     (b) provide to the Purchaser any information required to permit the sale of the Purchaser's Shares under Rule 144A of the Securities Act;

     (c) subject to receipt of necessary information from the Purchaser, use reasonable best efforts to cause the Commission to notify the Company of the Commission's willingness to declare the Registration Statement effective within ninety (90) days after the date the Registration Statement is filed by the Company, but in no event more than one hundred twenty (120) days after the date hereof;

     (d) notify Purchaser promptly upon the Registration Statement, and any post-effective amendment thereto, being declared effective by the Commission;

     (e) prepare and file with the Commission such amendments and supplements to the Registration Statement and the Prospectus and take such other action, if any, as may be necessary to keep the Registration Statement effective and notify the Purchaser of the happening of any event as a result of which the Prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances then existing, not misleading, until the earlier of (i) three years from the Closing Date; (ii) the date on which the Purchaser's Shares may be resold by the Purchaser without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (iii) all of the Shares have been sold pursuant to the Registration Statement or Rule 144 under the Securities Act or any other rule of similar effect;

     (f) promptly furnish to each of the Purchasers with respect to the Shares registered under the Registration Statement such reasonable number of copies of the Prospectus, including any preliminary prospectus and supplements to or amendments of the Prospectus, as the Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares by the Purchasers; provided, however, that the obligation of the Company to deliver copies of prospectuses to the Purchaser shall be subject to the receipt by the Company of reasonable assurances from the Purchaser that the Purchaser will comply with the applicable provisions of the Securities Act and such other securities or blue sky laws as may be applicable in connection with any use of such prospectuses and the resale of the Shares;

     (g) during the period when copies of the Prospectus are required to be delivered under the Securities Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the rules and regulations promulgated thereunder;

     (h) file documents required of the Company for customary Blue Sky clearance in all states requiring Blue Sky clearance, upon request by the Purchaser; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented; and

     (i) bear all expenses in connection with the procedures in paragraphs (a) through (h) of this Section 7.1 and the registration of the Shares pursuant to the Registration Statement.

          7.1.2

          In the event that the Registration Statement is not declared effective on or before the 30/th/ day following the Closing Date (the "Penalty Date"), the Company shall pay to each Purchaser liquidated damages in an amount equal to 0.25% of the total purchase price of the Shares purchased by such Purchaser pursuant to this Agreement for each week after the Penalty Date that the Registration Statement is not declared effective.

     7.2  Transfer of Shares After Registration

     The Purchaser agrees that it will not effect any disposition of the Purchaser's Shares or its right to purchase the Purchaser's Shares that would constitute a sale within the meaning of the Securities Act, except as contemplated in the Registration Statement referred to in Section 7.1 or as otherwise permitted by law, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Purchaser or its plan of distribution.

     7.3  Indemnification

     For the purpose of this Section 7.3, the term "Registration Statement" shall include any preliminary or final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in
Section 7.1.

          7.3.1 Indemnification by the Company

     The Company agrees to indemnify and hold harmless the Purchaser and each person, if any, who controls any Purchaser within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses, joint or several, to which the Purchaser or such controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the Prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph or the Prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them, in light of the circumstances under which they were made, not misleading, or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained in this Agreement, or any failure of the Company to perform its obligations under this Agreement or under applicable law, and will reimburse the Purchaser and each such controlling person for any reasonable legal and other expenses as such expenses are reasonably incurred by the Purchaser or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement of the Registration Statement or Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser expressly for use in the Registration Statement or the Prospectus, or (ii) the failure of the Purchaser to comply with the covenants and agreements contained in Sections 5.2 or 7.2 of this Agreement respecting resale of the Purchaser's Shares, or (iii) the inaccuracy of any representations made by the Purchaser in this Agreement or (iv) any untrue statement or omission of a material fact required to make such statement not misleading in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Purchaser before the pertinent sale or sales by the Purchaser.

          7.3.2 Indemnification by the Purchaser

     The Purchaser will severally and not jointly indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Purchaser, which consent shall not be unreasonably withheld) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure on the part of the Purchaser to comply with the covenants and agreements contained in Sections 5.2 or 7.2 of this Agreement respecting the sale of the Purchaser's Shares or to perform its obligations under applicable federal or state securities laws or (ii) the inaccuracy of any representation made by the Purchaser in this Agreement or (iii) any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement to the Registration Statement or Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser expressly for use therein; provided, however, that the Purchaser shall not be liable for any such untrue or alleged untrue statement or omission or alleged omission of which the Purchaser has delivered to the Company in writing a correction before the occurrence of the transaction from which such loss was incurred, and the Purchaser will reimburse the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person for any legal and other expense reasonably incurred by the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.

          7.3.3 Indemnification Procedure

     (a) Promptly after receipt by an indemnified party under this Section 7.3 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7.3, promptly notify the indemnifying party in writing of the claim; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 7.3 to the extent it is not prejudiced as a result of such failure.

     (b) In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it or other indemnified parties that are inconsistent with those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this
Section 7.3 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless:

          (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by such indemnifying party representing all of the indemnified parties who are parties to such action) or

          (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party. Notwithstanding the provisions of this
Section 7.3, the Purchaser shall not be liable for any indemnification obligation under this Agreement, if the Purchaser shall not have sold Shares pursuant to the Registration Statement, in excess of the gross proceeds paid by such Purchaser for shares purchased hereunder or, if the Purchaser shall have sold Shares pursuant to the Registration Statement, in excess of the amount of net proceeds received by the Purchaser from the sale of the Purchaser's Shares.

          7.3.4 Contribution

     If the indemnification provided for in this Section 7.3 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under this Section 7.3 in respect to any losses, claims, damages, liabilities or expenses referred to in this Agreement, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to in this Agreement

     (a) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Purchaser from the placement of Common Stock; or

     (b) if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but the relative fault of the Company and the Purchaser in connection with the statements or omissions or inaccuracies in the representations and warranties in this Agreement that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.

     The respective relative benefits received by the Company on the one hand and each Purchaser on the other shall be deemed to be in the same proportion as the amount paid by such Purchaser to the Company for the Shares purchased by such Purchaser that were sold pursuant to the Registration Statement bears to the difference (the "Difference") between the amount such Purchaser paid for the portion of the Shares that were sold pursuant to the Registration Statement and the amount received by such Purchaser from such sale. The relative fault of the Company and each Purchaser shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation or warranty relates to information supplied by the Company or by such Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission and/or its distribution. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in
Section 7.3.3, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 7.3.3 with respect to the notice of the threat or commencement of any action shall apply if a claim for contribution is to be made under this Section 7.3.4; provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under Section 7.3 for purposes of indemnification. The Company and the Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 7.3 were determined solely by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 7.3, no Purchaser shall be required to contribute any amount in excess of the amount by which the Difference exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers' obligations to contribute pursuant to this Section 7.3 are several and not joint.

     7.4  Termination of Conditions and Obligations

     The restrictions imposed by Section 5.2 or Section 7.2 upon the transferability of the Purchaser's Shares shall cease and terminate as to any particular number of the Purchaser's Shares upon the passage of two years from the Closing Date or at such time as an opinion of counsel satisfactory in form and substance to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

     7.5  Information Available

     From the date of this Agreement through the date the Registration Statement covering the resale of Shares owned by the Purchaser is no longer effective, the Company will furnish to the Purchaser:

     (a)  as soon as practicable after available, and in the case of (i) through
(iii), upon the request of Purchaser, one copy of

          (i) its Annual Report to Stockholders, if any (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants);

          (ii) if not included in substance in the Annual Report to Stockholders, its Annual Report on Form 10-K;

          (iii) if not included in substance in its Quarterly Reports to Stockholders, its quarterly reports on Form 10-Q; and

          (iv) a full copy of the Registration Statement covering the Shares (the foregoing, in each case, excluding exhibits; provided however such exhibits shall be submitted to the Purchaser upon the request of the Purchaser);

     (b) upon the request of the Purchaser, a reasonable number of copies of the Prospectus to supply to any other party requiring the Prospectus.

     7.6  Rule 144 Information

     Until the earlier of (i) the date on which the Purchaser's Shares may be resold by the Purchaser without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of the Purchaser's Shares have been sold pursuant to the Registration Statement or Rule 144 under the Securities Act or any other rule of similar effect, the Company shall file all reports required to be filed by it under the Securities Act, the Rules and Regulations and the Exchange Act and shall take such further action to the extent required to enable the Purchasers to sell the Shares pursuant to Rule 144 under the Securities Act (as such rule may be amended from time to time).

     7.7  Stock Option Matters and Prohibition on Toxics

     The Company shall, within thirty (30) days of the Closing Date, adopt such amendments to, with respect to (i), (ii) and (v) below, the Company's stock option plans and Bylaws, and, with respect to (iii) and (iv) below, the Company's Bylaws (together, the "Stock Option Plan and Bylaw Amendments") to provide that, unless approved by a majority vote of the shares of common stock outstanding, the company shall not:

          (i) grant any stock option, including stock appreciation right, with an exercise price that is less than 100% of the fair market value of the underlying stock on the date of grant;

          (ii) reduce the exercise price of any stock option, including stock appreciation right, outstanding or to be granted in the future; cancel and re-grant options at a lower exercise price (including entering into any "6 month and 1 day" cancellation and re-grant scheme), whether or not the cancelled options are put back into the available pool for grant; replace underwater options with restricted stock in an exchange, buy-back or other scheme; or replace any options with new options having a lower exercise price or accelerated vesting schedule in an exchange, buy-back or other scheme;

          (iii) sell or issue any security of the Company convertible, exercisable or exchangeable into shares of common stock, having a conversion, exercise or exchange price per share that is subject to downward adjustment based on the market price of the common stock at the time of conversion, exercise or exchange of such security into common stock (except for appropriate adjustments made to give effect to any stock splits or stock dividends); or

          (iv) enter into (a) any equity line or similar agreement or arrangement; or (b) any agreement to sell common stock (or any security convertible, exercisable or exchangeable into shares of common stock ("Common Stock Equivalent")) at a per share price (or, with respect to a Common Stock Equivalent, at a conversion, exercise or exchange price, as the case may be ("Equivalent Price")) that is fixed after the execution date of the agreement, whether or not based on any predetermined price-setting formula or calculation method. Notwithstanding the foregoing provisions of this Section 7.7, however, a price protection clause shall be permitted in an agreement for sale of common stock or Common Stock Equivalent, if such clause provides for an adjustment to the price per share of common stock or, with respect to a Common Stock Equivalent, to the Equivalent Price (provided that such price or Equivalent Price is fixed on or before the execution date of the agreement)(the "Fixed Price") in the event that the Company, during the period beginning on the date of the agreement and ending no later than 90 days after the closing date of the transaction, sells shares of common stock or Common Stock Equivalent to another investor at a price or Equivalent Price, as the case may be, below the Fixed Price.

          (v) amend or repeal any of the provisions relating to (i) to (iv) above.

          Upon the adoption of the Stock Option Plan and Bylaw Amendments, the Company shall promptly furnish a copy of such amendments to the Purchasers. The Company agrees that, prior to the adoption of the Stock Option Plan and Bylaw Amendments by all necessary corporate action of the Company as described above, the Company shall not conduct any of the actions specified in (i), (ii), (iii) or (iv) above of this Section 7.7.

8.   Broker's Fee

     The Purchaser acknowledges that the Company intends to pay to the Placement Agent and ABN AMRO Incorporated a fee in respect of the sale of the Shares to the Purchasers. Each of the parties to this Agreement hereby represents that, on the basis of any actions and agreements by it, there are no other brokers or finders entitled to compensation in connection with the sale of the Shares to the Purchasers. The Company shall indemnify and hold harmless the Purchaser from and against all fees, commissions or other payments owing by the Company or the Other Purchasers to the Placement Agent, ABN AMRO Incorporated or any other person or firm acting on behalf of the Company hereunder.

9.   Notices

     All notices, requests, consents and other communications under this Agreement shall be in writing, shall be mailed by first-class registered or certified airmail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be delivered as addressed as follows:

     (a)  if to the Company, to:

                Mattson Technology, Inc.
                2800 Bayview Drive
                Fremont, CA  94538
                Attention:  Chief Financial Officer

                with a copy to:

                Gray Cary Ware & Freidenrich LLP
                400 Hamilton Avenue
                Palo Alto, CA  94301
                Attention:  Bradley J. Rock, Esq.

                or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

     (b) if to the Purchaser, at its address as set forth on the signature page to this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

     Such notice shall be deemed effectively given upon confirmation of receipt by facsimile, one business day after deposit with such overnight courier or three days after deposit of such registered or certified airmail with the U.S. Postal Service, as applicable.

10.  Modification; Amendment

     This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and each of the Purchasers.

11.  Termination

     This Agreement may be terminated by the Purchaser if the Closing has not occurred on or before one hundred twenty (120) days from the date of this Agreement. This Agreement may be terminated by the Company if the Closing has not occurred on or before one hundred eighty (180) days from the date of this Agreement; provided, the Company has used its reasonable best efforts to cause
           --------
the Commission to declare the Registration Statement effective.

12.  Headings

     The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

13.  Severability

     If any provision contained in this Agreement should be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Agreement shall not in any way be affected or impaired thereby.

14.  Governing Law; Jurisdiction

         This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware and the federal law of the United States of America. The parties hereto hereby submit to the jurisdiction of the courts of the United States of America sitting in the State of Wisconsin, over any action, suit, or proceeding arising out of or relating to this Agreement. Nothing herein shall affect the right of the Purchaser to serve process in any manner permitted by law or limit the right of the Purchaser to bring proceedings against the Company in the competent courts of any other jurisdiction or jurisdictions.

15.      Counterparts

         This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party to this Agreement and delivered to the other parties.

                            [Signature pages follow]

                            Share Purchase Agreement

                                 Signature Page

         In Witness Whereof, the parties to this Agreement have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                                               Mattson Technology, Inc.,

                                               By_______________________________

                                               Name:  __________________________

                                               Its:  ___________________________



                                               _________________________________
                                               [Name of Purchaser]

                                               By:  ____________________________

                                               Name:  __________________________

                                               Title:  _________________________

                                               Address:

                                   Appendix I

                            MATTSON TECHNOLOGY, INC.

                         STOCK CERTIFICATE QUESTIONNAIRE

         Pursuant to Section 3 of the Agreement, please provide us with the following information:

1. The exact name that your Shares are to be registered in (this is the name that will appear on your stock certificate(s)). You may use a nominee name if appropriate:

         __________________________________

2. The relationship between the Purchaser of the Purchaser's Shares and the Registered Holder listed in response to item 1 above:______________

3. The mailing address of the Registered Holder listed in response to item 1 above:

         __________________________________
         __________________________________
         __________________________________
         __________________________________

4. The Social Security Number or Tax Identification Number of the Registered Holder listed in response to item 1 above:

5.       Special Instructions:

         ______________________________________________________________

         ______________________________________________________________

         ______________________________________________________________

                                   Appendix II

                            MATTSON TECHNOLOGY, INC.

                      REGISTRATION STATEMENT QUESTIONNAIRE

         In connection with the preparation of the Registration Statement, please provide us with the following information:

         1. Pursuant to the "Selling Shareholder" section of the Registration Statement, please state your or your organization's name exactly as it should appear in the Registration Statement:

         _______________________________________________________

         2. Please provide the number of shares that you or your organization will own immediately after Closing, including those Shares purchased by you or your organization pursuant to this Purchase Agreement and those shares purchased by you or your organization through other transactions:
_____________________________________________

         3. Have you or your organization had any position, office or other material relationship within the past three years with the Company or its affiliates?

            _____ Yes         _____ No

         If yes, please indicate the nature of any such relationships below:

         ______________________________________________________________

         ______________________________________________________________

         ______________________________________________________________

                                       2.

                                  Appendix III

                   PURCHASER'S CERTIFICATE OF SUBSEQUENT SALE

         The undersigned, an officer of, or other person duly authorized by


________________________________________________________________________________
              [fill in official name of individual or institution]

hereby certifies that he/she/it is the Purchaser of the shares evidenced by the attached certificate, and as such, sold such shares on ________________, 200__ in accordance with Registration Statement number 333-________________, and complied with the requirement of delivering a current prospectus in connection with such sale.

Print or Type:

Name of Purchaser (Individual or Institution):


________________________________________________________________________________

Name of Individual representing Purchaser (if an Institution)


________________________________________________________________________________

Title of Individual representing Purchaser (if an Institution):


________________________________________________________________________________

Signature:

Individual Purchaser or Individual representing Purchaser:


________________________________________________________________________________

                                       3.